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Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
400 South Hope Street. Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

Rent-A-Center, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-0491516 (I.R.S. employer identification no.)

ColorTyme, Inc.
(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	75-2651408 (I.R.S. employer identification no.)

ColorTyme Finance, Inc.
(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	20-5732299 (I.R.S. employer identification no.)

Rainbow Rentals, Inc.
(Exact name of obligor as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-1512520 (I.R.S. employer identification no.)

RAC National Product Service, LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	42-1626381 (I.R.S. employer identification no.)

Remco America, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0195669 (I.R.S. employer identification no.)

Rent-A-Center Addison, L.L.C.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-0642504 (I.R.S. employer identification no.)

Rent-A-Center East, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	48-1024367 (I.R.S. employer identification no.)

Rent-A-Center International Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-0642507 (I.R.S. employer identification no.)

Rent-A-Center Texas, L.P.
(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	45-0491512 (I.R.S. employer identification no.)

Rent-A-Center Texas, L.L.C.
(Exact name of obligor as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	45-0491520 (I.R.S. employer identification no.)

Rent-A-Center West, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	48-1156618 (I.R.S. employer identification no.)

Get It Now, LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1628325 (I.R.S. employer identification no.)
The Rental Store, Inc. (Exact name of obligor as specified in its charter)
Arizona (State or other jurisdiction of incorporation or organization)	86-0449010 (I.R.S. employer identification no.)

RAC Acceptance East, LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	46-1428633 (I.R.S. employer identification no.)
RAC Acceptance Texas, LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	61-1698205 (I.R.S. employer identification no.)
RAC Acceptance West, LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	46-1436106 (I.R.S. employer identification no.)
RAC Mexico Holdings I, LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	27-2545886 (I.R.S. employer identification no.)
RAC Mexico Holdings II, LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	27-2545962 (I.R.S. employer identification no.)

5501 Headquarters Drive
Plano, Texas	75024
(Address of principal executive offices)	(Zip code)

4.75% Senior Notes due 2021
and Guarantees of 4.75% Senior Notes due 2021
(Title of the Indenture Securities)

1.
General information. Furnish the following information as to the trustee:

        (a)   Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency
United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429

        (b)   Whether it is authorized to exercise corporate trust powers.

          Yes.

2.
Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

3-15.
Not applicable.

16.
List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-121948 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 No. 333-152875).

2.
A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-121948).

3.
A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

4.
A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

6.
The consent of the trustee required by Section 321(b) of the Act.

7.
A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

 SIGNATURE

        Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 26th day of August, 2013.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ JULIE HOFFMAN-RAMOS
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

 EXHIBIT 6

CONSENT OF THE TRUSTEE

        Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Rent-A-Center, Inc.'s senior notes, The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ JULIE HOFFMAN-RAMOS Julie Hoffman-Ramos Vice President

Houston, Texas
August 26, 2013

 EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

        At the close of business March 31, 2013, published in accordance with Federal regulatory authority instructions.

Dollaramounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	660
Interest-bearing balances	354
Securities:
Held-to-maturity securities	0
Available-for-sale securities	689,326
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	76,200
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	5,449
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	152,015
Other assets	141,868

Total assets	$1,922,185

LIABILITIES
Deposits:
In domestic offices	536
Noninterest-bearing	536
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	242,248
Total liabilities	242,784
Not applicable

Dollaramounts in thousands
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,615
Not available
Retained earnings	552,729
Accumulated other comprehensive income	4,057
Other equity capital components	0
Not available
Total bank equity capital	1,679,401
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,679,401

Total liabilities and equity capital	1,922,185

        I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

  Cherisse Waligura            )            CFO

        We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

  Troy Kilpatrick, President                )
  Frank P. Sulzberger, Director           )            Directors (Trustees)
  William D. Lindelof, Director           )

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  Exhibit 25.1
4.75% Senior Notes due 2021 and Guarantees of 4.75% Senior Notes due 2021 (Title of the Indenture Securities)
SIGNATURE
  EXHIBIT 6
CONSENT OF THE TRUSTEE
  EXHIBIT 7
Consolidated Report of Condition of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. of 400 South Hope Street, Suite 400, Los Angeles, CA 90071